LOS ANGELES SINGAPORE SELANGOR PENANG BANGKOK SUZHOU SHANGHAI
FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 826-5051 (818) 787-7000 info@BerkmanAssociates.com
Trio-Tech Reports Fourth Quarter and Fiscal 2008 Results

Van Nuys, CA -- September 26, 2008 -- Trio-Tech International (AMEX:TRT) today announced financial results for the fourth quarter and fiscal year ended June 30, 2008.

Fourth Quarter Results
For the three months ended June 30, 2008, revenue decreased to $6,938,000 compared to $9,194,000 for the fourth quarter of fiscal 2007, primarily due to the previously announced phase-out beginning in the third fiscal quarter of a semiconductor burn-in program provided for a customer from Trio-Tech's facilities in Singapore and China.  Revenue in the Company's testing segment decreased to $2,986,000 compared to $5,364,000 for last year's fourth quarter.  Revenue from Trio-Tech's products sales decreased to $3,952,000 compared to $3,830,000 for the prior year.
The net loss for the fourth quarter of 2008 was $461,000, or $0.14 per share.  This compares to net income for the fourth quarter of fiscal 2007 of $672,000, or $0.21 per share, and to a net loss for the third quarter of fiscal 2008 of $1,411,000, or $0.44 per share.
Operating expenses for the fourth quarter of fiscal 2008 decreased 1.4% to $1,793,000 compared to $1,818,000 for the fourth quarter of fiscal 2007, and decreased 34.2% sequentially compared to $2,723,000 for the third quarter of fiscal 2008.
"The sequential improvement in our bottom-line results reflected aggressive reductions in operating costs through headcount reductions, cuts in executive salaries and other steps.  We expect to achieve further cost savings in the new fiscal year.  At the same time, we are working hard to win new contracts that will position us for renewed revenue growth in our core testing business.  The increase in testing service backlog to $6,965,000 on June 30, 2008 compared to $6,452,000 a year earlier is an encouraging sign that we are on the right track," said Chief Executive Officer S.W. Yong.

Fiscal Year Results
For the twelve months ended June 30, 2008, revenue decreased to $40,314,000 compared to $46,750,000 for fiscal 2007.  Testing service revenue decreased to $18,172,000 compared to $20,883,000 for the prior year, and product revenue decreased to $22,142,000 compared to $25,867,000 for fiscal 2007.
The net loss for fiscal 2008 was $956,000, or $0.30 per diluted share, which included an impairment loss of $450,000 related to property and equipment, and non-cash, stock-related compensation expenses of $468,000. This compares to net income for fiscal 2007 of $3,308,000, or $1.02 per diluted share.

(more)

14731 Califa Street, Van Nuys, CA 91411,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Fourth Quarter and Fiscal 2008 Results
September 26, 2008
Page Two

Balance Sheet Highlights
At June 30, 2008, Trio-Tech reported cash and cash equivalents of $14,346,000, working capital of $15,903,000, and shareholders' equity of $22,141,000, or approximately $6.86 per outstanding share.  At June 30, 2007, cash and cash equivalents were $14,950,000, working capital was $16,445,000, and shareholders' equity was $21,434,000, or approximately $6.64 per outstanding share.  Cash and short-term deposits in fiscal 2008 were affected by capital expenditures of $3,357,000, the investment of $2,267,000 in Chongqing, China, proceeds from long-term bank loans of $3,822,000 and by the fiscal 2008 net loss of $956,000.

About Trio-Tech
Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia.  Headquartered in Van Nuys, California, the Company also designs, manufactures and markets equipment and systems used in the testing and production of semiconductors, and distributes semiconductor processing and testing equipment manufactured by others.  For further information or to request quotations for any of Trio-Tech's complete line of semiconductor test equipment, please visit the Company's Web site at www.triotech.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following:  the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.  Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)
#4585

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue
Products	$3,592	$3,830	$22,142	$25,867
Services	2,986	5,364	18,172	20,883
	6,938	9,194	40,314	46,750
Cost of Sales
Cost of products sold	3,100	3,199	18,816	21,679
Cost of services rendered	2,609	3,394	12,623	13,049
	5,709	6,593	31,439	34,728

Gross Margin	1,229	2,601	8,875	12,022

Operating Expenses
General and administrative	1,700	1,673	7,844	6,794
Selling	179	127	645	787
Research and development	10	17	55	69
Impairment loss	(7)	2	450	176
(Gain) on disposal of property, plant and equipment	(89)	(1)	(78)	(1)
	1,793	1,818	8,916	7,825

Income (Loss) from Operations	(564)	783	(41)	4,197

Other Income (Expense)
Interest expense	(39)	(20)	(296)	(139)
Other income (expense)	171	23	(53)	178
Total Other Income (Expense)	132	3	(349)	39

Income (Loss) before Income Tax	(432)	786	(390)	4,236

Income Tax Provision (Benefit)	(52)	48	216	765

Income (Loss) before Minority Interest	(380)	738	(606)	3,471

Minority interest	(81)	(66)	(350)	(163)

Net Income (Loss) Attributed to Common Shares	$(461)	$672	$(956)	$3,308

Earnings per share:
Basic	$(0.14)	$0.21	$(0.30)	$1.03
Diluted	$(0.14)	$0.21	$(0.30)	$1.02

Weighted Average Shares Outstanding
Basic	3,227	3,223	3,226	3,223
Diluted	3,227	3,233	3,226	3,233

Comprehensive income:
Net income	$(461)	$672	$(956)	$3,308
Foreign currency translation adjustment	(128)	(46)	1,548	911

Comprehensive income	$(589)	$626	$592	$4,219

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,	June 30,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash	$6,600	$7,135
Short-term deposits	7,746	7,815
Trade accounts receivable, net	5,702	7,410
Other receivables	796	245
Inventories, net	2,449	1,946
Prepaid expenses and other current assets	138	122
Total current assets	23,431	24,673

INVESTMENT IN CHINA	2,267	--
PROPERTY, PLANT AND EQUIPMENT, Net	8,136	7,458
OTHER INTANGIBLE ASSETS, Net	112	212
OTHER ASSETS	813	445

TOTAL ASSETS	$34,759	$32,788

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,586	$2,265
Accrued expenses	3,036	4,354
Income taxes payable	397	948
Current portion of notes payable	1,403	536
Current portion of capital leases	106	125
Total current liabilities	7,528	8,228

NOTES PAYABLE, net of current portion	1,620	139
CAPITAL LEASES, net of current portion	143	155
DEFERRED TAX LIABILITIES	510	373
OTHER NON CURRENT LIABILITIES	9	--

TOTAL LIABILITIES	9,810	8,895

MINORITY INTEREST	2,808	2,459

SHAREHOLDERS' EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 3,226,430 and 3,225,930 shares issued and outstanding
at June 30, 2008 and 2007, respectively	10,362	10,361

Paid-in capital	928	460
Accumulated retained earnings	8,825	10,135
Accumulated other comprehensive loss-translation adjustments	2,026	478
Total shareholders' equity	22,141	21,434

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$34,759	$32,788